EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned officers and directors of Northern Trust Corporation, a Delaware corporation (“Corporation”), do hereby severally make, nominate and appoint Frederick H. Waddell, William L. Morrison, Aileen B. Blake and William R. Dodds, Jr., and each of them, to be by attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933, as amended, and any and all amendments and supplements thereto, provided that the Registration Statement and any amendments or supplements thereto, in final form, be approved by said attorney-in-fact, and his or her name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents and generally to do all such things in my name and on my behalf in all capacities indicated below to enable Northern Trust Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 19th day of July, 2011.

/s/ Frederick H. Waddell
Frederick H. Waddell
Chairman, President,
Chief Executive Officer and Director

/s/ William L. Morrison
William L. Morrison
Executive Vice President and
Chief Financial Officer

/s/ Aileen B. Blake
Aileen B. Blake
Executive Vice President and Controller

/s/ Linda Walker Bynoe	/s/ Edward J. Mooney
Linda Walker Bynoe	Edward J. Mooney
Director	Director

/s/ Nicholas D. Chabraja	/s/ John W. Rowe
Nicholas D. Chabraja	John W. Rowe
Director	Director

/s/ Susan Crown	/s/ Martin P. Slark
Susan Crown	Martin P. Slark
Director	Director

/s/ Dipak C. Jain	/s/ David H. B. Smith, Jr.
Dipak C. Jain	David H. B. Smith, Jr.
Director	Director

/s/ Robert W. Lane	/s/ Enrique J. Sosa
Robert W. Lane	Enrique J. Sosa
Director	Director

/s/ Robert C. McCormack	/s/ Charles A. Tribbett III
Robert C. McCormack	Charles A. Tribbett III
Director	Director

STATE OF ILLINOIS	)
) SS
COUNTY OF COOK	)

I, Ashley Paul, a Notary Public in and for said County, in the aforesaid State, do hereby certify that the above-named directors and officers of Northern Trust Corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person, and severally acknowledged that they signed and delivered the said instrument as their free and voluntary act, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 19th day of July, 2011.

/s/ Ashley Paul
NOTARY PUBLIC

My Commission Expires: November 20, 2011